EXHIBIT 10
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by reference  in this  Post-Effective
Amendment No. 55 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of the USAA S&P 500(R) Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
October 23, 2000

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